UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2017, the board of directors, or the Board, of Eagle Pharmaceuticals, Inc., or the Company, upon recommendation by the compensation committee of the Board, approved certain bonus payments to the Company’s named executive officers.  For fiscal year 2016, the Board determined that, based on 2016 performance, (i) the Company’s Chief Executive Officer would be paid $1,088,000, (ii) the Company’s Chief Financial Officer would be paid $261,000, (iii) the Company’s Executive Vice President and Chief Scientific Officer would be paid $216,000 and (iv) the Company’s Executive Vice President and Chief Medical Officer would be paid $480,000 plus an additional discretionary cash bonus payment of $350,000.

In addition, for fiscal year 2017, the target bonus amounts for the Company’s named executive officers were set at 100% of base salary for the Company’s Chief Executive Officer and 60% of base salary for all other named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: January 10, 2017	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer